As filed with the Securities and Exchange Commission on November 5, 2004

Registration No. 333-115581

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Secure Computing Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1637226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Incorporation No.)

4810 Harwood Road

San Jose, California 95124

(408) 979-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John E. McNulty

4810 Harwood Road

San Jose, California 95124

(408) 979-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kyle V. Guse, Esq.

Heller Ehrman White & McAuliffe LLP

2775 Sand Hill Road

Menlo Park, California 94025

Telephone: (650) 324-7000

Facsimile: (650) 324-0638

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Secure Computing Corporation hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until Secure Computing Corporation shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated November 5, 2004

Preliminary Prospectus

SECURE COMPUTING CORPORATION

$70,000,000

Common Stock

The shares of common stock of Secure Computing Corporation covered by this prospectus may be offered and sold to the public from time to time in one or more issuances.

Our common stock trades on the Nasdaq National Market under the symbol “SCUR”. On November 3, 2004, the closing price for our common stock, as reported on the Nasdaq National Market, was $8.29 per share.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This prospectus provides you with a general description of the shares that we may offer in one or more offerings. Each time we offer shares, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of our common stock unless accompanied by a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

The aggregate offering price of all common stock sold under this prospectus will not exceed $70,000,000.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 5.

We may sell shares to or through underwriters or dealers, through agents, or directly to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock of Secure Computing only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

In this prospectus, “Secure Computing”, “Registrant”, “we”, “us” and “our” refer to Secure Computing Corporation.

The date of this prospectus is             , 2004

ABOUT THIS PROSPECTUS

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock is sold on a later date.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell to the public any part of the shares described in this prospectus in one or more offerings up to a total dollar amount of $70,000,000.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell the common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before buying any common stock in this offering.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

In this prospectus, the “company,” the “Registrant,” “Secure Computing”, “we,” “us,” and “our” refer to Secure Computing Corporation.

ABOUT SECURE COMPUTING

We use our broad expertise in security technology to develop network security solutions that create trusted connections between organizations and their customers, partners and employees. Our products provide complete solutions separately and they also work well together for a more comprehensive, unified, and centrally managed solution to meet the goals and needs of our customers. Our solutions are comprised of products that integrate well with each other, and which are easy to use, administer, and manage across different systems as they grow. Our products’ ability to scale as the infrastructure or number of users grows has always been, and continues to be, one of our hallmarks. Our architecture allows security functions to be easily embedded into other platforms. Our solutions run on a variety of platforms and integrate well with other enterprise solutions, making our products a safe and economical choice for organizations worldwide. The three product lines that represent the majority of our revenue are the Sidewinder® G2 Firewall™, our SafeWord® products and our Web filtering products.

In early 2003, we released our next-generation firewall, branded the Sidewinder G2 Firewall, and the Sidewinder G2 Enterprise Manager™, a complementary new firewall management appliance that delivers single-point policy management for up to hundreds of distributed Sidewinder G2 firewalls. In February 2004, we released the Sidewinder G2 Security Appliance. The new Sidewinder G2 Security Appliance line includes eleven models and is an all-in-one security product delivering consolidated control and management over multiple security functions. The new line includes our application firewall/VPN software as a key component, along with a wide variety of additional new security capabilities. Four of the new Application Defenses™ security modules in the Sidewinder G2 Security Appliance are sold as customer-selected options. These options include: anti-virus, anti-spam, SSL termination and clientless VPN, and employee Web browsing controls.

We continue to find innovative distribution and partnership models to expand our presence in the strong authentication market with our SafeWord product line. In 2003, we introduced three new SafeWord offerings: SafeWord for Citrix MetaFrame, SafeWord for Check Point and SafeWord for Nortel Networks, which easily and cost effectively eliminate the risks associated with fixed passwords. These products are sold through our co-branding partners’ distribution channels.

With the acquisition of N2H2, Inc. in October 2003, we further solidified our position as one of the world’s leading suppliers of Web filtering. The aggregate purchase price was $20.5 million consisting primarily of 1.9 million shares of common stock. For additional information regarding our acquisition of N2H2 refer to Note 2 of the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2003.

Our address is 4810 Harwood Road, San Jose, California 95124, telephone number (408) 979-6100.

RISK FACTORS

You should carefully consider the following and other information contained in this prospectus before making an investment decision. If any of the events or circumstances described in the following risks actually occurs, our business, financial condition, or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose all or a part of your investment.

You should consider carefully whether an investment in Secure Computing is an appropriate investment for you. We do not intend to issue any dividends in the foreseeable future, so the only purpose of investment in shares of Secure Computing common stock is to enjoy a potential increase in the value of the shares of common stock. Because of the risks mentioned here, and other risks not mentioned specifically here, it is possible that shares of Secure Computing common stock will decline in value in the future. For at least some period of time in the future shares of Secure Computing common stock may decline in value. If you cannot afford to lose the full value of your investment, in either the short or long term, purchasing share of Secure Computing common stock is not appropriate for you.

We have experienced operating losses in the past and may experience operating losses in the future.

In 2003 we had operating profit. However, we have incurred losses in the past. If we are unable to attain operating profits in each quarter and for the year, our stock price may decline, which could cause you to lose part or all of your investment.

In 2003 we were cash flow positive, however, we have experienced negative cash flow in the past and may experience negative cash flow in the future. If, at that time, sources of financing are not available, we may not have sufficient cash to satisfy working capital requirements.

We believe that our current cash balances are sufficient to satisfy our working capital requirements for at least the next twelve months. We may need to obtain additional financing at that time or sooner if our plans change or if we expend cash sooner than anticipated. We currently do not have any commitments from third parties to provide additional capital. The risk to us is that if at any time we will need cash, financing from other sources may not be available on satisfactory terms or at all. Our failure to obtain financing at that time could result in our insolvency and the loss to investors of their entire investment in our common stock.

The potential increase in revenue from our relationships with various vendors of communications, security, and network management products or managed services may be reduced by requirements to provide volume price discounts and other allowances and significant costs incurred in customizing our products.

Although we do not intend that such relationships be exclusive, we may be required to enter into an exclusive relationship or forego a significant sales opportunity. To the extent we become dependent on actions by such parties, we could be adversely affected if the parties fail to perform as expected. To minimize our risk, we often set minimum quotas with our customers as a condition of exclusivity.

Competition from companies producing enterprise network and data security products could reduce our sales and market share.

The market for network security products is intensely competitive and characterized by rapid technological change. We believe that competition in this market is likely to persist and to intensify as a result of increasing demand for security products. Each of our individual products competes with a different group of competitors and products. Because the market for our products is highly competitive, it may be difficult to significantly increase our market share or our share may actually decline.

Our customers’ purchase decisions are based heavily upon the quality of the security our products provide, the ease of installation and management, the ability to increase the numbers of individuals using our software simultaneously, and the flexibility of our software. If a competitor can offer our customers a better solution in these areas or others and we are unable to rapidly offer a competitive product, we may lose customers. Competitors with greater resources could offer new solutions rapidly and at relatively low costs which could lead to increased price pressure, reduced margins, and a loss of market share.

Many of our competitors and potential competitors have significantly greater financial, marketing, technical, and other competitive resources than we have. Our larger actual and potential competitors may be able to leverage an installed customer base and/or other existing or future enterprise-wide products, adapt more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the promotion and sale of their products than we can. Additionally, we may lose product sales to these competitors because of their greater name recognition and reputation among potential customers.

Our future potential competitors could include developers of operating systems or hardware suppliers not currently offering competitive enterprise-wide security products, including Microsoft Corporation, Sun Microsystems, Inc., IBM, Computer Associates, and Hewlett Packard. If any of those potential competitors begins to offer enterprise-wide security systems as a component of its hardware, demand for our software could decrease. Ultimately, approaches other than ours may dominate the market for enterprise network and data security products.

In the future, we may also face competition from our competitors and other parties that develop or acquire network security products based upon approaches that we employ. There are no guarantees that our approach will dominate the market for network security products. While we believe that we do not compete against manufacturers of other classes of security products, such as encryption, due to the complementary functions performed by such other classes, our customers may perceive such other companies as our competitors.

Consolidation among competitors may erode our market share.

Current and potential competitors have established, or may in the future establish, cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, it could materially and adversely affect the financial condition or results of our operations.

The trend toward multi-function security solutions may result in a consolidation of the market around a smaller number of vendors that are able to provide the necessary breadth of products and services. In the event that we are unable to internally develop all of the products needed for a complete, secure e-business solution, we may need to acquire such technology or be acquired by a larger entity. However, there can be no assurance that, in the event that we are not able to internally develop all of the products needed for an enterprise-wide security solution, we will be able to acquire or merge with other entities on terms favorable to us and our stockholders.

The pricing policies of our competitors may impact the overall demand for our product and our profitability.

Some of our competitors sell their products at a lower price than ours, for example by operating at losses for an extended period of time. If we do not maintain competitive pricing, the demand for our products, as well as our market share, may decline, having an adverse effect on our business. From time to time, in responding to competitive pressures we lower the price of our products. When this happens, if we are unable to reduce our component costs or improve operating efficiencies, our margins will be adversely affected.

Other vendors may include products similar to ours in their hardware or software and render our products obsolete.

In the future, vendors of hardware and of operating system or other software may continue to enhance their products or bundle separate products to include functions that are currently provided primarily by network security software. If network security functions become standard features of computer hardware or of operating system software or other software, our products may become obsolete and unmarketable, particularly if the quality of these network security features is comparable to that of our products. Furthermore, even if the network security and/or management functions provided as standard features by hardware providers or operating systems or other software is more limited than that of our products, our customers might accept this limited functionality in lieu of purchasing additional software. Sales of our products would suffer materially if we were then unable to develop new network security and management products to further enhance operating systems or other software and to replace any obsolete products.

If an OEM customer reduces or delays purchases, our revenue may decline and/or our business could be adversely affected.

We currently have formed relationships with several OEMs including Cisco, Blue Coat, and Network Appliance. If we fail to sell to such OEMs in the quantities expected, or if any OEM terminates our relationship, this could adversely affect our reputation, the perception of our products and technology in the marketplace or the growth of our business, and your investment in our common stock may decline in value.

Technology in the network security market is changing rapidly, and if we fail to develop new products that are well accepted, our market share will erode.

To compete successfully, we must enhance our existing products and develop and introduce new products in a timely manner. Our net sales and operating results could be materially affected if we fail to enhance our products or introduce new products on a timely basis. The rate of new network security product introductions is substantial, and security products have relatively short product life cycles. Our customer requirements and preferences change rapidly. Our net sales and operating results will be materially affected if the market adopts solutions other than those we employ.

Denial of our patent applications or invalidation or circumvention of our patents may weaken our ability to compete in the network security market.

While we believe that our pending applications relate to patentable devices or concepts, there can be no assurances that any pending or future patent applications will be granted. There is also the risk that a current or future patent, regardless of whether we are an owner or a licensee of such patent, may be challenged, invalidated, or circumvented. In addition, there are no assurances that the rights granted under a patent or under licensing agreements will provide competitive advantages to us.

If another party alleges that we infringe its patents or proprietary rights, we may incur substantial litigation costs.

We are not aware of any third-party claims that we or our products have infringed a patent or other proprietary rights. However, the computer technology market is characterized by frequent and substantial intellectual property litigation. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict. In the event that a third party were to make a claim of infringement against us, we could be required to devote substantial resources and management time to the defense of such claim, which could have a material adverse effect on our business and results of operations.

Disclosure of our trade secrets or proprietary information may undermine our competitive advantages.

There can be no assurances that the confidentiality agreements protecting our trade secrets and proprietary expertise will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.

If the use of public switched networks such as the Internet does not continue to grow, our market and ability to sell our products and services may be limited.

Our sales also depend upon a robust industry and infrastructure for providing access to public switched networks, such as the Internet. If the infrastructure or complementary products necessary to take these networks into viable commercial marketplaces are not developed or, if developed, these networks do not become and continue to be viable commercial marketplaces, our net sales and operating results could suffer.

Our reliance on third party manufacturers of hardware components that are used in our Sidewinder appliance and SafeWord token product lines could cause a delay in our ability to fill orders.

We currently purchase the hardware components for our Sidewinder appliance product line from one major supplier. For fulfillment of our SafeWord token sales, we source through two suppliers. These suppliers may fail to perform and alternate suppliers may not be available in a timely fashion. Delays in receiving components would harm our ability to deliver our products on a timely basis and net sales and operating results could suffer.

Our product lines are not diversified beyond providing network security solutions to our customers, and any drop in the demand for network security products would materially harm our business.

Substantially all of our revenue comes from sales of enterprise network security products and related services. We expect this will continue for the foreseeable future. As a result, if for any reason our sales of these products and services are impeded, our net sales and operating results will be significantly reduced.

Our stock price is highly volatile, which may cause our investors to lose money and may impair our ability to raise money, if necessary.

The price of our common stock, like that of many technology companies, has fluctuated widely. During 2003, our stock price ranged from a per share high of $18.25 to a low of $3.50. Fluctuation in our stock price may cause our investors to lose money and impair our ability to raise additional capital, if necessary. Factors that may affect stock price volatility include:

•	Unexpected fluctuations in operating results;

•	Secure Computing or its competitors announcing technological innovations or new products;

•	General economic conditions and weaknesses in geographic regions of the world;

•	Threat of terrorist attacks or acts of war in the United States or abroad;

•	Developments with respect to Secure Computing’s patents or other proprietary rights or those of its competitors;

•	Our ability to successfully execute our business plan and compete in the network security industry;

•	Relatively low trading volume;

•	Product failures; and

•	Analyst reports and media stories.

If our products fail to function properly or are not properly designed, our reputation may be harmed, and customers may make product liability and warranty claims against us.

Our customers rely on our information security products to prevent unauthorized access to their networks and data transmissions. These customers include major financial institutions, defense-related government agencies protecting national security information, and other large organizations. These customers use our products to protect confidential business information with commercial value far in excess of our net worth.

Therefore, if our products malfunction or are not properly designed, we could face warranty and other legal claims, which may exceed our ability to pay. We seek to reduce the risk of these losses by attempting to negotiate warranty disclaimers and liability limitation clauses in our sales agreements and by maintaining product liability insurance. However, these measures may ultimately prove ineffective in limiting our liability for damages.

In addition to any monetary liability for the failure of our products, an actual or perceived breach of network or data security at one of our customers could harm the market’s perception of our products and our business. The harm could occur regardless of whether that breach is attributable to our products.

We also face the more general risk of bugs and other errors in our software. Software products often contain undetected errors or bugs when first introduced or as new versions are released, and software products or media may contain undetected viruses. Errors or bugs may also be present in software that we license from third parties and incorporate into our products. Errors, bugs, or viruses in our products may result in loss of or delay in market acceptance, recalls of hardware products incorporating the software, or loss of data. Our net sales and operating results could be materially reduced if we experience delays or difficulties with new product introductions or product enhancements.

If we lose a significant customer, we will realize smaller profits.

We derive a significant portion of our revenues from a limited number of customers. For example, our top five customers in products and services made up 22% of our revenue in 2003. If we lose any of these customers or if our revenues from any of these customers are reduced, and we fail to replace the customer or fail to increase revenues from other customers, we will realize smaller profits.

If we fail to collect amounts due from our customers on a timely basis, our cash flow and operating results may suffer.

Because the timing of our revenues is difficult to predict and our expenses are often difficult to reduce in the short run, management of our cash flow is very important to us. Like most companies, we anticipate that a portion of the amounts owed to us will never be paid. However, if our actual collection of amounts owed to us is less than we have estimated, we will have less cash to fund our operations than we anticipated, and our financial condition and operating results could be adversely affected.

In addition, collection of amounts due us from sales to international customers generally takes longer than for other sales. Therefore, if our sales to international customers increase as a percentage of our total revenue, the average number of days it takes for us to collect amounts due from our customers may increase. If there is an increase in the time required for us to collect amounts due us, we will have less cash to fund our operations than we anticipated. This in turn could adversely affect our financial condition and operating results.

We have taken and may from time to time take various forms of action to manage the amounts due us from customers and grant customer discounts in exchange for earlier payment.

Quarterly revenues and operating results depend on the volume and timing of orders received, which may be affected by large individual transactions and which sometimes are difficult to predict.

Our quarterly operating results may vary significantly depending on a number of other factors, including:

•	The timing of the introduction or enhancement of products by us or our competitors;

•	The size, timing, and shipment of individual orders;

•	Market acceptance of new products;

•	Changes in our operating expenses;

•	Personnel departures and new hires and the rate at which new personnel become productive;

•	Mix of products sold;

•	Changes in product pricing;

•	Development of our direct and indirect distribution channels;

•	Costs incurred when anticipated sales do not occur; and

•	General economic conditions.

Sales of our products generally involve a significant commitment of capital by customers, with the attendant delays frequently associated with large capital expenditures. For these and other reasons, the sales cycle for our products is typically lengthy and subject to a number of significant risks over which we have little or no control. We are often required to ship products shortly after we receive orders, and consequently, order backlog, if any, at the beginning of any period has in the past represented only a small portion, if any, of that period’s expected revenue. As a result, our product revenue in any period substantially depends on orders booked and shipped in that period. We typically plan our production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially.

If customer demand falls below anticipated levels, it could seriously harm our operating results. In addition, our operating expenses are based on anticipated revenue levels, and a high percentage of our expenses are generally fixed in the short term. Based on these factors, a small fluctuation in the timing of sales can cause operating results to vary significantly from period to period.

The Internet may become subject to increased regulation by government agencies.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics, and quality of products and services. In addition, the adoption of laws or regulations may slow the growth of the Internet, which could in turn decrease the demand for our products and increase our cost of doing business or otherwise have an adverse effect on our business, operating results or financial condition.

Anti-takeover provisions in our charter documents, share right agreement, and Delaware law could discourage a takeover or future financing.

The terms of our certificate of incorporation and share right agreement permit our Board of Directors to issue up to 2,000,000 shares of preferred stock and determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by our stockholders.

The Board may authorize the issuance of preferred stock with voting or conversion rights that could materially weaken the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. Further, provisions of Delaware law, our certificate of incorporation and our bylaws, such as a classified board and limitations on the ability of stockholders to call special meetings, and provisions of our shareholders’ rights agreement could delay or make more difficult a merger, tender offer, proxy contest, or other takeover attempts.

The ability to attract and retain highly qualified personnel to develop our products and manage our business is extremely important, and our failure to do so could harm our business.

We believe our success depends to a large extent upon a number of key technical and management employees. We may be unable to achieve our revenue and operating performance objectives unless we can attract and retain technically qualified and highly skilled engineers and sales, consulting, technical, financial, operations, marketing, and management personnel. These personnel are particularly important to our research and development efforts and to our growing professional service business, where we employ a large number of technical personnel holding advanced degrees and special professional certification. Competition for qualified personnel is intense, and we expect it to remain so for the foreseeable future. We may not be successful in retaining our existing key personnel and in attracting and retaining the personnel we require. Our operating results and our ability to successfully execute our business plan will be adversely affected if we fail to retain and increase our key employee population.

Our international operations subject us to risks related to doing business in foreign countries. International sales are a substantial portion of our business.

Although almost all of our sales are payable in U.S. dollars, several factors could make it difficult for customers from foreign countries to purchase our products and services or pay us for obligations already incurred. Such factors include:

•	Severe economic decline in one of our major foreign markets; and

•	Substantial decline in the exchange rate for foreign currencies with respect to the U.S. dollar.

A decline in our international sales or collections of amounts due us from customers could materially affect our operations and financial conditions. For fiscal year 2003, 30% of our total sales came from international sales compared to 26% in 2002. A very large drop in our sales or collections of amounts due us in these specific countries as a result of recession or other economic or political disturbances would likely harm our net sales and operating results.

In addition, we face a number of general risks inherent in doing business in international markets including, among others:

•	Unexpected changes in regulatory requirements;

•	Tariffs and other trade barriers;

•	Legal uncertainty regarding liability;

•	Threat of terrorist attacks or acts of war;

•	Political instability;

•	Potentially greater difficulty in collecting amounts due to us;

•	Longer periods of time to collect amounts due to us; and

•	A higher rate of piracy of our products in countries with a high incidence of software piracy.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward looking statements made in this prospectus or in the documents incorporated by reference in this prospectus that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of risks and uncertainties, including those discussed under the caption “Risk Factors” above and the documents incorporated by reference in this prospectus could affect such forward-looking statement and could cause actual results to differ materially from the statements made.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our common stock hereby primarily for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, the authorized capital stock of Secure Computing consists of 100,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of October 29, 2004, there were 35,707,316 shares of common stock outstanding held of record by 1,108 registered stockholders. We believe however, that many beneficial holders of our common stock have registered their shares in nominee or street name. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, except that holders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of Secure Computing holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of commons stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Board of Directors has the authority to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversation rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Secure Computing or making removal of management more difficult without further action by the stockholders and could adversely affect the rights and powers, including voting rights, or the holders of common stock. These provisions could also affect the market price of our common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Charter Documents

Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation provides:

•	for no cumulative voting;

•	that special meetings of the stockholders may be called only by the chief executive officer upon the written request of a majority of the board of directors or by a committee of the board of directors;

•	for a board of directors, classified into three classes of directors; and

•	for the authority of our board to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions of these shares, without stockholder approval.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, N.A., Shareowner Services. Its address is 161 North Concord Exchange, South St. Paul, MN 55075 and its telephone number is 651-450-4023.

PLAN OF DISTRIBUTION

We may sell the common stock:

•	to or through one or more underwriters or dealers;

•	directly to purchasers, through agents; or

•	through a combination of any of these methods of sale.

We may distribute the common stock:

•	From time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the common stock in the applicable prospectus supplement.

We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the common stock). In addition, underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

We may grant underwriters who participate in the distribution of the common stock an option to purchase additional shares of common stock to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the common stock, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing its market price.

The underwriters in an offering of the common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Heller Ehrman White & McAuliffe LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where you can find certain information regarding issuers (including Secure Computing).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Secure Computing Corporation and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

The following documents filed pursuant to the Securities Exchange Act of 1934, as amended, are incorporated into this prospectus by reference: (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, (ii) our Current Reports on Form 8-K, as filed with the SEC on April 16, 2004 and July 15, 2004, (iii) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004 and June 30, 2004, and (iv) the description of our common stock as set forth in our Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered in this prospectus shall be deemed to be incorporated by reference in this prospectus.

We will undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this prospectus incorporates. Requests for such copies should be directed to: Chief Financial Officer, Secure Computing Corporation, 4810 Harwood Road, San Jose, California 95124, (408) 979-6100.

We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should only rely on the information contained or incorporated by reference in this prospectus or any prospectus supplement. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$8,869
Accounting Fees	$15,000
Legal Fees and Disbursements	$30,000
Printing Fees and Miscellaneous Expenses	$5,131

Total	$57,000

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Our Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance, if available on reasonable terms. We believe that these agreements are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 16. EXHIBITS.

A. EXHIBITS

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement(1).

4.1	Specimen of common stock certificate(2).

5.1	Opinion of Heller Ehrman White & McAuliffe LLP.*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Heller Ehrman White & McAuliffe LLP (contained in opinion filed as Exhibit 5.1).

24.1	Power of Attorney.*

*	Filed previously.
(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
(2)	Incorporated herein by reference to the same numbered Exhibit to Amendment No. 2 to Secure Computing’s Registration Statement on Form S-1 (Registration Number 33-97838).

ITEM 17. UNDERTAKINGS.

A. The undersigned Secure Computing Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Secure Computing Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Secure Computing Corporation pursuant to the provisions described under Item 14 above, or otherwise, Secure Computing Corporation has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Secure Computing Corporation of expenses incurred or paid by a director, officer or controlling person of Secure Computing Corporation in the successful defense of any action, suit or proceeding) is asserted against Secure Computing Corporation by such Director, officer or controlling person in connection with the securities being registered, Secure Computing Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Secure Computing Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, State of California, on November 5, 2004.

SECURE COMPUTING CORPORATION

/s/ JOHN E. MCNULTY
John E. McNulty
Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

November 5, 2004	/s/ JOHN E. MCNULTY
John E. McNulty Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

November 5, 2004	*
Timothy P. McGurran President and Chief Operating Officer

November 5, 2004	*
Timothy J. Steinkopf Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

November 5, 2004	*
Robert J. Frankenberg Director

November 5, 2004	*
James F. Jordan Director

November 5, 2004	*
Stephen M. Puricelli Director

November 5, 2004	*
Eric P. Rundquist Director

November 5, 2004	*
Alexander Zakupowsky, Jr. Director

November 5, 2004	/s/ JOHN E. MCNULTY
John E. McNulty Attorney-in-fact

SECURE COMPUTING CORPORATION

EXHIBIT INDEX

A. EXHIBITS

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement(1).

4.1	Specimen of common stock certificate(2).

5.1	Opinion of Heller Ehrman White & McAuliffe LLP.*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Heller Ehrman White & McAuliffe LLP (contained in opinion filed as Exhibit 5.1).

24.1	Power of Attorney.*

*	Filed previously.
(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
(2)	Incorporated herein by reference to the same numbered Exhibit to Amendment No. 2 to Secure Computing’s Registration Statement on Form S-1 (Registration Number 33-97838).